EXHIBIT 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF MARYLAND

COMMON STOCK	(ASHFORD HOSPITALITY TRUST LOGO)	COMMON STOCK
NUMBER		SHARES
BC

THIS CERTIFICATE IS TRANSFERABLE IN	ASHFORD HOSPITALITY TRUST, INC.	SEE REVERSE FOR
NEW YORK, NEW YORK		CERTAIN DEFINITIONS

CUSIP 044103 10 9

THIS CERTIFIES THAT

is the owner of

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK STOCK, PAR VALUE $.01 PER SHARE, OF

CERTIFICATE OF STOCK

ASHFORD HOSPITALITY TRUST, INC., transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

     IN WITNESS WHEREOF, the duly authorized officers of the Corporation have hereunto subscribed their names.

Countersigned and Registered:
EquiServe Trust Company, N.A.
Transfer Agent and Registrar

By          Authorized Signature

Dated

(Signature) Secretary	Ashford Hospitality Trust, Inc. CORPORATE SEAL, MARYLAND	(Signature) President